EXHIBIT 10.16

                              CONSULTING AGREEMENT

                                  July 29, 1997

Logimetrics, Inc.
50 Orville Drive
Bohemia, New York 11716

Attention:  Norman Phipps, President

Dear Mr. Phipps:

          This will confirm the arrangements, terms and conditions pursuant to which MBF Capital Corp. (the "Consultant"), has been retained to serve as a financial consultant and advisor to Logimetrics, Inc., a Delaware corporation (the "Company"), on a non-exclusive basis. The undersigned hereby agrees to the following terms and conditions:

          1. Duties of Consultant. Consultant shall, at the request of the Company, upon reasonable notice, provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Company in developing, studying and evaluating financing, merger and acquisition, and strategic proposals based upon documentary information provided to the Consultant by the Company (collectively, the "Consulting Services").

          The Consulting Services may be rendered in person at the offices of the Company, or any of its subsidiaries or affiliates, at some other mutually agreeable place, by telephone, or by correspondence. Consulting Services will be provided on behalf of the Consultant by Mark B. Fisher personally and, without the prior written consent of the Company, the Consultant shall not subcontract or delegate to any other person or entity the performance of any such Consulting Services.

          2. Term. The term of this Agreement  shall commence on the date hereof
(the   "Commencement   Date")  and  shall  continue  for  18  months  after  the
Commencement Date (the "Term").

          3. Compensation. As compensation for Consulting Services hereunder, the Company shall pay to Consult a monthly fee of Five Thousand Dollars ($5,000) with the initial payment due on the Commencement Date and subsequent payments due on the first day of each calendar month during the Term.

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          4. Available Time.  Consultant shall cause Mark B. Fisher to devote up to 25% of his business time to the performance of Consulting Services hereunder if requested by the Company.

          5. Relationship. Nothing herein shall constitute Consultant as an employee or agent of the Company. Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

          6. Indemnification. The Company hereby agrees to indemnify and hold harmless the Consultant and its affiliates, and the directors, officers, shareholders, agents and employees of the Consultant (collectively the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings (including, without limitation, those of shareholders), damages, liabilities and reasonable out-of-pocket expenses as incurred by any of them (including the reasonable fees and disbursements of counsel) which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the company's engagement of the Consultant pursuant to this Agreement, or (B) otherwise related to or arising out of the Consultant's activities on the Company's behalf pursuant to this Agreement, and the Company shall reimburse any Indemnified Person for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim which is finally judicially determined to have resulted exclusively from the gross negligence or willful misconduct of the Consultant or any Indemnified Person.

          The Company further agrees that it will not, without the prior written consent of the Consultant, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent involves only the payment of money solely by the Company or includes an unconditional, irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.

          Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which
such  Indemnified  Person  intends  to  seek  indemnification   hereunder,  such
Indemnified Person shall promptly notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the it from any obligation it may have hereunder, unless and only to the extent such failure prejudices the Company, and will not in any event relieve the Company from any other obligation or liability it may have to any Indemnified Person otherwise than under this Agreement. The Company shall have the right to assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel, and, except as set forth below, the Company shall have no

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obligation  to pay  the  fees  and  disbursements  incurred  by  counsel  to the
Indemnified Persons thereafter. In the event, however, that such Indemnified Person reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and the Company shall pay the fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails to timely or diligently defend, contest, or otherwise protect against any Claim, the Company shall continue to be responsible for the reasonable fees and disbursements of such counsel. In any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain its own counsel therefor at its own expense, other than as set forth above. No Claim shall be settled or compromised by any Indemnified Person without the prior written approval of the Company, which approval shall not be unreasonably withheld or delayed.

          The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not the Consultant is the Indemnified Person), the Company and the Consultant shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand and the Consultant on the other, in connection with the Consultant's engagement referred to above, subject to the limitation that in no event shall the amount of the Consultant's contribution to such Claim exceed the amount of cash fees actually received by the Consultant from the Company pursuant to the Consultant's engagement.

          The indemnity, reimbursement and contribution obligations of the Company pursuant to this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity.

          The Company hereby consents to personal jurisdiction and service of process and venue in any court in which any claim for indemnity is brought by any Indemnified Person.

          7. Representations of the Company and the Consultant. Each party hereto represents and warrants to the other that (i) it has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) this Agreement has been duly authorized by all requisite corporate action by it, and (iii) this agreement is a valid and binding agreement of it, enforceable against it in accordance with its terms.

          8. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified mail, return receipt requested, and shall be deemed given when so delivered personally or by facsimile, or if mailed, three days after mailing as follows: If to the Company to Logimetrics, Inc., 50 Orville Drive, Bohemia, New York 11716, Attention: Chief Executive Officer, Facsimile: (516) 784-4132,
Telephone: (516) 784-4110, with a copy to Lowenstein, Sandler, Kohl, Fisher & Boylan, 65 Livingston Avenue, Roseland, New Jersey 07068-1791, Attention: John D.

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Hogoboom, Esq.,  Facsimile:(201) 992-5820,  Telephone: (201) 992-8700; if to the
Consultant to: MBF Capital Corp. 12 East 49th Street, 35th Floor, New York, New York 10017, attention: Mark Fisher, Facsimile: (212) 339-2834, Telephone: (212) 339-2861, with a copy to Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174, Attention: Robert J. Mittman, Esq., Facsimile (212) 885-8001, Telephone (212) 885-5000 .

          9. Assignment. This Agreement is personal to the Consultant and may not be assigned by Consultant without the Company's prior written consent. Any purported assignment in violation hereof shall be null and void ab initio.

          10. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

          11. Miscellaneous. It is understood that, in connection with the Consultant's engagement, the Consultant may be engaged by the Company to act in one or more additional capacities and that the terms of any additional engagement other than the one set forth in this Agreement may be embodied in one or more separate written agreements. The provisions of this Agreement shall remain in full force and effect notwithstanding the completion or termination, prior to the stated term of this Agreement, of any of the Consultant's other engagement(s) by the Company.

                                                  Very truly yours,

                                                  MBF CAPITAL CORP.


                                                  By: /s/Mark Fisher
                                                      _________________________
                                                      Name:  Mark Fisher
                                                      Title: President


AGREED AND ACCEPTED:

LOGIMETRICS, INC.

By: /s/Norman M. Phipps
    _____________________________
    Name: Norman M. Phipps
    Title:President